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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated January 18, 1996, except for the second paragraph of Note 1 and the fifth paragraph of Note 2, as to which the date is March 4, 1996, relating to the financial statements and financial statement schedules for the year ended December 31, 1995, which appears in HomeSide Lending, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers L.L.P.


Jacksonville, Florida
August 30, 1999